UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2006

EVANS & SUTHERLAND
COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

770 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The disclosure set forth below under Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers) is hereby incorporated by reference into this Item 1.01.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2006, Evans & Sutherland Computer Corporation (the “Company”) announced the resignation of James R. Oyler as the Company’s Chief Executive Officer, President, and member of the Board of Directors, effective June 7, 2006.

In connection with the resignation of Mr. Oyler, the Company and Mr. Oyler entered into a Separation and Release Agreement (the “Separation Agreement”), which provides, in part, that Mr. Oyler will receive his base salary through July 7, 2006; lump sum severance in an amount equal to two times Mr. Oyler’s “Gross Income” (as defined and determined in accordance with Mr. Oyler’s employment agreement) on January 10, 2007; payment of the Company’s obligations to Mr. Oyler under its compensation plans; payment of Mr. Oyler’s medical, dental and vision premiums under COBRA until July 7, 2008; acceleration of the vesting of any stock options issued and not vested as of June 7, 2006; and miscellaneous other terms.  The Separation Agreement also includes a mutual general release by and between the Company and Mr. Oyler.  Under the Separation and Release Agreement, Mr. Oyler has also agreed to provide consulting services to the Company, upon its reasonable request, until June 7, 2007.

Unless specifically amended or modified by the terms of the Separation Agreement, Mr. Oyler’s Employment Agreement, dated as of May 16, 2000 and amended as of September 22, 2000, shall continue to be binding upon the Company and Mr. Oyler.

In addition to the Separation Agreement, the Company and Mr. Oyler entered into an Agreement and Release of ADEA Claims pursuant to which Mr. Oyler agreed to release and waive any claim he may have under the federal Age Discrimination in Employment Act.  In partial consideration for such release and for services rendered the Company agreed to a payment of $100,000.  The Company will pay the amounts required under this Agreement on the eighth day after its execution.

On June 8, 2006, the Company announced the appointment of David H. Bateman as Interim President, Chief Executive Officer, and member of the Board of Directors, effective June 7, 2006, until a permanent replacement is named.

Prior to Mr. Bateman’s appointment as Interim President, Chief Executive Officer and member of the Board of Directors, Mr. Bateman had been serving as Vice President, Business Operations.  Mr. Bateman is 63 years old and has been with the Company since 1998.

There are no familial relationships between Mr. Bateman and any other director or executive officer of the Company.  Other than Mr. Bateman’s employment with the Company, since the beginning of the Company’s last fiscal year, there have been no transactions, or series of transactions, between Mr. Bateman or any member of his immediate family and the Company in which the amount involved exceeded $60,000 and in which Mr. Bateman or his immediate family have, or will have, a direct or indirect material interest.

A copy of the press release issued by the Company on June 8, 2006 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Evans & Sutherland Computer Corporation Press Release dated June 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

/s/ LANCE SESSIONS
Lance Sessions
Acting Chief Financial Officer and Corporate Secretary